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                                                                     Exhibit 4.1

                                  AVANADE INC.

                         EMPLOYEE STOCKHOLDERS AGREEMENT

      This EMPLOYEE STOCKHOLDERS Agreement (this "Agreement") dated as of August 4, 2000, by and among Avanade Inc., a Delaware corporation (the "Company"), the holders of shares of Series A Preferred Stock (the "Preferred Shares") listed on Attachment B (collectively, the "Investors," each individually, an "Investor"), and the individuals listed on Attachment A (collectively, the "Employees," and each individually, an "Employee").

      The parties agree as follows:

                                    RECITALS

      The Company and the Employees have entered into certain employment agreements (collectively, the "Employment Agreements," and singularly, an "Employment Agreement") pursuant to which the Company has granted shares of Common Stock of the Company (the "Common Shares") under the terms of the Company's 2000 Stock Incentive Plan (the "SIP"). Under the Employment Agreements, a condition to the Employees' employment with the Company is that the Employees enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which (a) the Employees shall vote their Common Shares granted to them under the SIP ("Grant Shares") and any Common Shares issued to the Employees upon exercise of options to purchase Common Shares under any stock option plan of the Company (such Common Shares are referred to herein collectively with the Grant Shares as "Shares"), (b) the Investors are granted certain drag-along rights, and (c) the Employees are granted certain tag-along rights. The Company, the Employees and the Investors each desire to facilitate the voting arrangements, the limitation of certain rights of the Investors to treat sales of the Company as a deemed liquidation, and the granting of drag-along rights and tag-along rights set forth in this Agreement by agreeing to the terms and conditions set forth below.

                                    AGREEMENT

                          ARTICLE I - VOTING AGREEMENT

1.1   VOTING OF SHARES

      During the term of this Agreement, Employees shall vote all their Shares with and in proportion to how the Investors vote their Preferred Shares.

1.2   NO REVOCATION

      The voting agreement contained herein is coupled with an interest and may not be revoked during the term of this Agreement.

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                        ARTICLE II - DEEMED LIQUIDATIONS

      No Investor shall at any time hereafter exercise any right it may have under Section B.3(c) of Article Fifth of the Restated and Amended Certificate of Incorporation of the Company as in effect as of the date of this Agreement to treat a sale of shares of stock of the Company, a merger or consolidation of the Company, a sale, lease or transfer of assets of the Company, or any other transaction described therein as a liquidation, dissolution or winding up of the Company. The preceding prohibition shall apply to the successors and assigns of the Investors, and it shall apply whether or not the transaction in question is a Qualified Offer (as hereinafter defined).

                  ARTICLE III - DRAG-ALONG AND TAG-ALONG RIGHTS

3.1   NOTICE OF SALE

      In the event any Investor has received a bona fide third-party offer for the transfer of two-thirds or more of the outstanding shares of capital stock of the Company that it intends to accept for which the consideration to be received by the Investor is cash or substantially all cash (a "Qualified Offer"), such Investor shall promptly deliver to the Company, the Employees and the other Investor written notice of the sale ("Notice of Sale") and the basic terms and conditions thereof, including the identity of the proposed purchaser.

3.2 GRANT OF DRAG-ALONG RIGHT

      In the event one or more Investors holding an aggregate of two-thirds or more of the outstanding capital stock of the Company elect to accept a Qualified Offer, then that Investor or Investors (the "Selling Investors") shall have the right to require that all or any portion of the Employees' (collectively, the "Drag-Along Employees," and each individually, a "Drag-Along Employee") include the same portion (as determined below) of their Shares in the sale in accordance with the terms of the Notice of Sale; provided, however, that the Selling Investors shall not have such drag-along right with respect to any Drag-Along Employee's capital stock unless (a) such transaction for the sale of the Selling Investors' capital stock (excluding the Drag-Along Shares, as defined below, but including any other shares of capital stock voluntarily being sold with the Selling Investors' shares) represents the sale of more than two-thirds of the outstanding capital stock of the Company and (b) holders of at least two-thirds of the capital stock then owned by the Investors consent to such transaction and at least two-thirds of the capital stock then owned by the Investors is included in such transaction.

      Each Drag-Along Employee can be required to sell pursuant to this Section
3.2 that number of Shares equal to the product obtained by multiplying (a) a fraction, the numerator of which is the aggregate number of Common Shares or Preferred Shares (on an as-converted to Common Shares basis), as the case may be, to be transferred by the Selling Investors and the denominator of which is the aggregate number of Common Shares and Preferred Shares (on an as-converted to Common Shares basis), as the case may be, owned by the Selling

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Investors at the time of transfer by (b) the aggregate number of Shares owned by such Drag-Along Employee. The Selling Investors will notify the Drag-Along Employees of the required transfer at least ten (10) calendar days prior to such transfer

      The drag-along right of the Selling Investors shall be subject to the terms and conditions set forth in this Section 3.2.

      (a) Each Employee and Investor shall be deemed to own the number of shares of Grant Shares or Common Stock that such Employee or Investor actually holds, plus, in the case of any Investor, the number of shares of Common Stock that are issuable upon conversion of any shares of Series A Preferred Stock then held by such Investor.

      (b) The consideration to be received by such Drag-Along Employee for his or her Drag-Along Shares will equal the amount of such consideration that would be received in respect of such Drag-Along Shares if the Preferred Shares had been converted into Common Shares immediately prior to such event, without regard to any liquidation preference of the Preferred Shares.

      (c) Each Drag-Along Employee or Tag-Along Employee (as defined below) required or permitted to participate in the sale shall deliver to the Selling Investor all of the Shares that it is required or permitted to sell pursuant to
Section 3.2 (the "Drag-Along Shares") or pursuant to Section 3.3 (the "Tag-Along Shares") in one or more certificates, properly endorsed for transfer, which represent the Drag-Along Shares or Tag-Along Shares.

3.3   GRANT OF TAG-ALONG RIGHT

      In the event one or more Investors holding an aggregate of two-thirds or more of the outstanding capital stock of the Company elect to accept a Qualified Offer, but decline to exercise the drag-along rights it would otherwise have pursuant to Section 3.2, then the Employees who would have been Drag-Along Employees if the Selling Investor had exercised its drag-along rights (collectively, the "Tag-Along Employees," and each individually, a "Tag-Along Employee") shall have the right to include that portion of their Shares in the sale as set forth below in accordance with the terms of the Notice of Sale. The tag-along right of the Tag-Along Employees shall be subject to the terms and conditions set forth in this Section 3.3.

      Each Tag-Along Employee shall exercise its rights under this Section 3.3 by written notice to the Selling Investors. To the extent that one or more of the Tag-Along Employees exercise such right of participation as provided in the preceding sentence in accordance with the terms and conditions set forth below, the number of Preferred Shares or Common Shares that the Selling Investors may sell in the transaction shall be correspondingly reduced.

      (a) Each Tag-Along Employee who elects pursuant to this Section 3.3 may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the aggregate number of Common Shares or Preferred Shares (on an as-converted to Common

Shares basis), as the case may be, to be sold by the Selling Investors by (ii) a fraction, the numerator of which is the aggregate number of outstanding Shares owned by the Tag-Along Employee at the time of the transfer and the denominator of which is the total number of Common Shares and Preferred Shares (on an as-converted to Common Shares basis) outstanding at the time of Transfer.

      (b) The consideration to be received by the Tag-Along Employee for its Tag-Along Shares will equal the amount of such consideration that would be received in respect of such Tag-Along Shares if the Preferred Shares had been converted into Common Shares immediately prior to such event, without regard to any liquidation preference of the Preferred Shares.

3.4   PAYMENT OF PROCEEDS

      The stock certificates that the Drag-Along Employees or Tag-Along Employees deliver to the Selling Investor pursuant to Section 3.2 shall be transferred by the Selling Investor to the purchaser described in the Notice of Sale in consummation of the sale pursuant to the terms and conditions specified in the Notice of Sale, and the Selling Investor shall remit, concurrent with the closing of such sale, to the Drag-Along Employees or Tag-Along Employees that portion of the sale proceeds to which the Drag-Along Employees or Tag-Along Employees are entitled by reason of their participation in such sale.

                        ARTICLE IV - LEGEND REQUIREMENTS

4.1   LEGEND

      Each certificate representing Shares held by the Employees or any assignee of the Employees shall bear the following legend:

      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS AGREEMENT."

4.2   REMOVAL OF LEGEND

      At any time after the termination of this Agreement in accordance with
Article IV, any holder of a stock certificate legended pursuant to Section 4.1 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

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                             ARTICLE V - TERMINATION

5.1   TERMINATION EVENTS

      This Agreement shall terminate upon the closing of a Qualified IPO (as defined in the SIP).

5.2   TERMINATION OF EMPLOYEE'S EMPLOYMENT; NO EFFECT

      In the event that pursuant to an Employment Agreement, an Employee's employment with the Company is terminated and the Shares are returned to, or repurchased by, the Company, this Agreement shall continue uninterrupted and in full force and effect as between the Company, the Investors and the remaining Employees.

                      ARTICLE VI - MISCELLANEOUS PROVISIONS

6.    MISCELLANEOUS

      6.1 SUCCESSORS AND ASSIGNS

      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      6.2 AMENDMENTS AND WAIVERS

      Any term hereof may be amended or waived only with the written consent of the Company, holders of at least a majority of the Grant Shares held by the Employees, and Investors. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Company, the Investors and any holders of the Employees' shares, and each of their respective successors and assigns.

      6.3 NOTICES

      Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

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      6.4 SEVERABILITY

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

      6.5 GOVERNING LAW

      This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflict of laws.

      6.6 COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      6.7 TITLES AND SUBTITLES

      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      6.8 ADDITION OF EMPLOYEES

      Notwithstanding anything to the contrary contained herein, if the Company shall subsequently issue Grant Shares to an employee who is required by the compensation committee administering the SIP to execute this Agreement, such employee shall become a party to this Agreement by executing and delivering an endorsement in the form of Exhibit A to this Agreement. Upon such execution, such employee shall be deemed an "Employee" hereunder and shall be entitled to the rights and shall be subject to the obligations contained herein, and this Agreement shall be enforceable against such employee in accordance with its terms, and Attachment A shall be amended to reflect the execution of the endorsement by such employee.

                            [Signature Pages Follow.]

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Stockholders Agreement as of the date first written above.

                                   COMPANY

                                   AVANADE INC.

                                   By:______________________________________
                                      President and Chief Executive Officer

                        Address:   701 Fifth Ave., Suite 3500
                                   Seattle, WA  98104

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      IN WITNESS WHEREOF, the parties hereto have executed this Employee
Stockholders Agreement as of the date first written above.

                                   INVESTOR

                                   MICROSOFT CORPORATION

                                   By:  ______________________________________

                                   Its: ______________________________________

                       Address: ______________________________________________
                                ______________________________________________

                                   INVESTOR

                                   ANDERSEN CONSULTING LLP

                                   By:  ______________________________________

                                   ITS: ______________________________________

                      Address: _______________________________________________
                               _______________________________________________

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Stockholders Agreement as of the date first written above.

                                   EMPLOYEE

                                   Printed Name:_______________________________

                                   Signature: _________________________________

                        Address: ______________________________________________
                                 ______________________________________________

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                                  ATTACHMENT A

                                LIST OF EMPLOYEES

                                              COMMON STOCK
EMPLOYEE                                      NO. OF SHARES
---------------------------------------     ---------------
Mitchell C. Hill .......................         750,000

Ashish Kumar ...........................         100,000

Joseph VanWinkle .......................          50,000

Andrew White............................         250,000

Adam Warby..............................         100,000

Howard Kilman...........................          50,000

Dennis Knapp............................          50,000

Harry Pitorak...........................          50,000

      Total.............................       1,400,000
                                               ---------

                                       -1-

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                                  ATTACHMENT B

                                LIST OF INVESTORS

                                            SERIES A PREFERRED STOCK
INVESTOR                                           NO. OF SHARES
----------------------------------------    ------------------------
Andersen Consulting LLP.................            51,000,000

Accenture Ltd...........................             8,271,768

Microsoft AVN Holdings, Inc.............            14,343,008

     Total..............................            73,614,776

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                                    EXHIBIT A
                                   ENDORSEMENT

      The undersigned, a shareholder of Avanade Inc., a Delaware corporation (the "Company"), hereby agree to the terms and conditions of the Employee Stockholders Agreement dated August 4, 2000, originally entered into by and among the Company and the other parties listed on the signature pages hereto and acknowledges receipt of a copy of such Employee Stockholder Agreement and agrees to be bound as an Employee hereunder.

Date: ____________________________                _____________________________
                                                  Signature of Shareholder

                                                  Print Name:__________________

                                                  Address:_____________________
                                                  _____________________________

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